Exhibit 4.6

SG COMMERCIAL MORTGAGE SECURITIES, LLC,

PURCHASER

and

[LOAN SELLER],

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of [DATE]

[SERIES DESIGNATION]

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of [DATE], between [MORTGAGE LOAN SELLER], as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller” or “Seller”), and SG Commercial Mortgage Securities, LLC, as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

The Mortgage Loan Seller desires to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the commercial, multifamily and/or manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

The Purchaser intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial, multifamily and manufactured housing community mortgage loans, that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”). Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of [DATE] (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (the “Depositor”), [MASTER SERVICER], as master servicer (the “Master Servicer”), [SPECIAL SERVICER], as special servicer (the “Special Servicer”), [OPERATING ADVISOR], as operating Advisor (the “Operating Advisor”), [CERTIFICATE ADMINISTRATOR], as certificate administrator (the “Certificate Administrator”), as tax administrator and as custodian (the “Custodian”), [TRUSTEE], as trustee (the “Trustee”) and [ASSET REPRESENTATIONS REVIEWER], as asset representations reviewer (the “Asset Representations Reviewer”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof) (except with respect to the definition of “Servicing File,” which for purposes of this Agreement shall not include the documents described in clause (b) in the definition of such term in the Pooling and Servicing Agreement). Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date. It is anticipated that the Purchaser will transfer the Mortgage Loans to the Trustee on behalf of the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

The Purchaser intends to sell the Registered Certificates to SG Americas Securities, LLC, [UNDERWRITER] and [UNDERWRITER] (collectively in such capacity, the “Underwriters”) pursuant to an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), between the Purchaser, [MORTGAGE LOAN SELLER], and the

Underwriters. The Purchaser intends to sell the Non-Registered Certificates (other than the RR Interest) to [INITIAL PURCHASER], [INITIAL PURCHASER] and [INITIAL PURCHASER] (collectively in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”), between the Purchaser, [MORTGAGE LOAN SELLER] and the Initial Purchasers. The Purchaser intends to: (i) transfer the RR Interest to [RETAINING SPONSOR] and the Mortgage Loan Seller pursuant to the RR Interest Transfer Agreement, dated as of [DATE] (the “RR Interest Transfer Agreement”), between the Depositor [RISK RETENTION PARTY] and the Mortgage Loan Seller; and (ii) sell the Class [LOAN-SPECIFIC] Certificates (together with the Public Certificates and the Private Certificates, the “Certificates”) to [LOAN-SPECIFIC INITIAL PURCHASER] as the initial purchaser (in such capacity, the “Class [LOAN-SPECIFIC] Certificate Initial Purchaser” and, together with the Private Certificate Initial Purchasers, the “Initial Purchasers”) specified in the certificate purchase agreement, dated as of [DATE] (the “Class [LOAN-SPECIFIC] Certificate Purchase Agreement” and, together with the Private Certificate Purchase Agreement, the “Certificate Purchase Agreements”). The Certificates are more fully described in (a) that certain prospectus dated [DATE] (together with all annexes and exhibits thereto and information incorporated therein by reference as of the date of filing thereof, the “Prospectus”), relating to the Registered Certificates, and (b) that certain private placement memorandum, dated [DATE] (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates (other than the RR Interest), as each may be amended or supplemented at any time hereafter.

The Mortgage Loan Seller will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain preliminary prospectus, dated [DATE], relating to the Registered Certificates (together with all annexes and exhibits thereto and information incorporated therein by reference as of the last Time of Sale (as defined in the Indemnification Agreement), (the “Preliminary Prospectus”), (b) that certain preliminary private placement memorandum, dated [DATE], relating to the Non-Registered Certificates (other than the RR Interest) (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), among the Mortgage Loan Seller, the Depositor, the Underwriters and the Initial Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.             Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on [DATE] or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans, if any, on or before such date, whether or not received, of $[_____], subject to a variance of plus or minus [_____]%. The purchase price for the Mortgage

Loans shall be a combination of (i) the portion of the RR Interest transferred to the Mortgage Loan Seller pursuant to the RR Interest Transfer Agreement and (ii) a cash amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the Closing Date (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible). The Purchaser shall pay and/or direct to be paid the cash portion of such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2.             Conveyance of the Mortgage Loans. (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Mortgage Loan Seller’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by the Mortgage Loan Seller and the Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement). The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller).

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

(b)           The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this

Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is 45 days following the Closing Date, the remainder of the Mortgage File for each Mortgage Loan and, except in the case of a Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date, any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts and originals of letters of credit, which shall be transferred to the Master Servicer) for each Mortgage Loan. Notwithstanding the preceding sentence, if the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan (other than any Non-Serviced Whole Loan):

(i)           the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (vii) and (ix) of the definition of “Mortgage File”, with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing (and, in the case of such clause (ii), accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; or

(ii)          the original of any of the documents and/or instruments referred to in clauses (iii), (v) and (x) of the definition of “Mortgage File”, because such document or instrument has been delivered for recording or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller, a title agent or a recording or filing agent as being a copy of the document deposited for recording or filing and accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent that such document or instrument has been (or, in accordance with Section 2(d) of this Agreement, will be) sent to the appropriate public recording official for recordation (except that such copy and certification shall not be required if the Custodian is responsible for recordation of such document or instrument under the Pooling and Servicing Agreement and the Mortgage Loan Seller has delivered the original unrecorded document or instrument to the Custodian on or before the date that is 45 days following the Closing Date), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File;

provided, however, that in each case the Mortgage Loan Seller shall nonetheless (1) from time to time make or cause to be made reasonably diligent efforts to obtain such document or instrument (with such evidence) if it is not returned within a reasonable period after the date when it was transmitted for recording and (2) deliver such document or instrument to the Custodian (if such document or instrument is not otherwise returned to the Custodian) promptly upon the Mortgage Loan Seller’s receipt thereof.

In addition, with respect to each Mortgage Loan (exclusive of any Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date) under which any additional collateral is in the form of a letter of credit as of the Closing Date, the Mortgage Loan Seller shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgments as are required under such letter of credit to assign, without recourse, to the Trustee the Mortgage Loan Seller’s rights as the beneficiary thereof and drawing party thereunder. Furthermore, with respect to each Mortgage Loan (exclusive of any Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date), if any, as to which there exists a secured creditor impaired property insurance policy or pollution limited liability environmental impairment policy covering the related Mortgaged Property, the Mortgage Loan Seller shall cause such policy, within a reasonable period following the Closing Date, to inure to the benefit of the Trustee for the benefit of the Certificateholders (if and to the extent that it does not by its terms automatically inure to the holder of such Mortgage Loan). For purposes of this Section 2(c), the relevant definition of “Mortgage File” shall be the definition of such term set forth in the Pooling and Servicing Agreement as in full force and effect on the Closing Date.

In addition, with respect to the Mortgage Loans identified as Loan Nos. [_____], [_____], [_____] and [_____] on the Mortgage Loan Schedule, which are each subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller, the Mortgage Loan Seller or its agent shall, within 30 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisors (with a copy to the Master Servicer) that such Mortgage Loans have been transferred to the Trust and shall, upon receipt of notice from the Master Servicer that any such comfort letter with respect to a franchise agreement has not been received within the timeframe provided under the Pooling and Servicing Agreement, within a commercially reasonable time after receipt of such notice, request a replacement comfort letter in substantially the same form as the existing comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) in favor of the Trust.

(d)           As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or in the case of a Qualified Substitute Mortgage Loan substituted as contemplated by Section 2.03 of the Pooling and Servicing Agreement, the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Mortgage Loan Seller, except in the case of a Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date, the Mortgage Loan Seller is required to complete (or cause to be completed), to the extent necessary, and shall submit (or cause to be submitted) for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iii) and (v) of the definition of “Mortgage File” in the Pooling and Servicing Agreement and each assignment of UCC Financing Statement in favor of the Trustee referred to in clause (x) of the definition of “Mortgage File” in the Pooling and Servicing Agreement. Each such assignment of a loan document shall reflect that it should be returned by the public recording office to the Mortgage Loan Seller or its designee (who shall deliver each such assignment to the Custodian with a copy to the Master Servicer) following recording, and each such assignment of UCC Financing Statement shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Mortgage Loan Seller or its designee (who shall deliver each such assignment to the Custodian with a copy to the Master Servicer) following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Mortgage Loan Seller shall obtain therefrom a copy of the recorded original and provide such copy to the Custodian (with a copy to the Master Servicer). Except in the case of a Non-Serviced Whole Loan, if any assignment or other instrument of transfer with respect to the Mortgage Loans is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and cause the same to be duly recorded or filed, as appropriate. The Mortgage Loan Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, as contemplated above; provided that the Mortgage Loan Seller shall not be responsible for costs and expenses that the related Mortgagors have agreed to pay.

(e)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are returned to it in accordance with the requirements of Section 2(d) above); (ii) except in the case of a Mortgage Loan that is a Non-Serviced Whole Loan, originals or copies of all financial statements, appraisals, environmental reports, engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan or related Serviced Whole Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Whole Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans or related Serviced Whole Loan(s) and, to the extent that any original documents or copies, as applicable, of the following documents are not required to be a part of a Mortgage File for any Mortgage Loan or Serviced Whole Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Mortgagors in connection with the origination of such Mortgage Loans (provided that the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (iii) all unapplied reserve funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans (other than any Non-Serviced Whole Loans). In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC® Financial File and CREFC® Loan Periodic Update File required to be delivered by the Master Servicer under the Pooling and Servicing Agreement.

(f)            Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller. In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust’s ownership of each Mortgage Loan following the Closing Date.

(g)           The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Mortgage Loan Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach.

Section 3.            Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4.            Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser. (a) The Mortgage Loan Seller hereby makes, as of the Closing Date (and, in connection with any replacement of a Defective Mortgage Loan (as defined in Section 4(f) hereof) with one or more Qualified Substitute Mortgage Loans (also as defined in Section 4(f) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.

(b)           The Mortgage Loan Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)           The Mortgage Loan Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)           The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in the Prospectus complies in all material respects with the applicable disclosure requirements of Regulation AB as in effect on the date hereof and for which compliance is required as of the date hereof. As used herein, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

(e)           With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans.

(f)            The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement Mortgage Loan (a “Qualified Substitute Mortgage Loan”) that is substituted for a Defective Mortgage Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement. For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Mortgage Loan” is any Mortgage Loan as to which there is an unremedied Material Breach (as defined below) or Material Document Defect (as defined below).

(g)           Except for the agreed-upon procedures report obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountants’ Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum. The Seller further represents and warrants that no portion of the Accountants’ Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(g).

(h)           It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment.

(i)            With respect to each Mortgage Loan, the Mortgage Loan Seller shall deliver to the Special Servicer within [__] days of the Closing Date a copy of the Diligence File for each Mortgage Loan together with a certification by an authorized officer of the Mortgage Loan Seller that such Diligence File contains all material documents related to the origination or the servicing of the related Mortgage Loan.

(j)            Upon written request of the Asset Representations Reviewer, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within [__] days, copies of all information, documents and records (including, but not limited to, records stored electronically on computer tapes, electronic discs, and similar media) reasonably available to the Mortgage Loan Seller relating to each Delinquent Mortgage Loan (as defined in the Pooling and Servicing Agreement) to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement;

(k)           The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the resolution method; and

(l)            [The Mortgage Loan Seller shall timely deliver (or cause any Originator of the Mortgage Loans to timely deliver) to the Certificate Administrator each Sponsor Credit Risk Retention Certification required to be delivered pursuant to Section 3.33 of the Pooling and Servicing Agreement and, if the Mortgage Loan Seller or any Originator transfers its Required Sponsor Retention Amount or Required Originator Retention Amount, as applicable, as contemplated therein, the Mortgage Loan Seller shall cause its transferee or the transferee of such Originator to deliver any Credit Risk Retention Certification required pursuant to Section 3.33 of the Pooling and Servicing Agreement.] [Applicable to offerings on or after December 24, 2016]

Section 5.             Notice of Breach; Cure, Repurchase and Substitution. (a) The Responsible Repurchase Party shall, not later than 90 days from discovery by the Responsible Repurchase Party, or the receipt by the Responsible Repurchase Party of notice, of any Material Breach or Material Document Defect with respect to any Mortgage Loan (or, if (x) such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is, or as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, as of the related date of substitution), was, a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and (y) the Responsible Repurchase Party discovered or received prompt written notice of the relation specified in clause (x), then (z) the Responsible Repurchase Party shall, within 90 days after discovery by the Responsible Repurchase Party or any party to the Pooling and Servicing Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the “Initial Resolution Period”), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan at the applicable Purchase

Price; provided, however, that if the Responsible Repurchase Party certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, as of the related date of substitution), was, a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Responsible Repurchase Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, (iv) in the case of a Material Document Defect, (x) the related Mortgage Loan is not, at the end of the Initial Resolution Period, then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has not occurred as a result of a monetary default or as described in clause (v), (vi) or (vii) of the definition of “Servicing Transfer Event” in the Pooling and Servicing Agreement and (y) the Material Document Defect was not identified in a certification delivered to the Mortgage Loan Seller by the Custodian pursuant to Section 2.02 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect, and (v) that such Responsible Repurchase Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the “Resolution Extension Period”), then the Responsible Repurchase Party shall have an additional period equal to the Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, however, that, in lieu of repurchasing the affected Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), the Responsible Repurchase Party shall be permitted, during the three-month period commencing on the Startup Day for the REMIC that holds the affected Mortgage Loan (or during the two-year period commencing on such Startup Day if the affected Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualified Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount. The parties hereto agree that delivery by the Custodian of a certification or schedule of exceptions to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of the Responsible Repurchase Party of any Material Document Defect. If any Mortgage Loan is to be repurchased or replaced as contemplated by this subsection, the Purchaser or its designee shall be entitled to designate the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding this subsection, the absence from the Mortgage File, (i) on the Closing Date of the Mortgage Note (or a lost note affidavit and indemnity with a copy of the Mortgage Note) and (ii) by the first anniversary of the Closing Date (except in the case of a Non-Serviced Whole Loan) of originals or copies of any other documents or instruments described in clauses (ii), (iii), (viii), (x), (xii) and (xv) of the definition of “Mortgage File” (each a “Specially Designated Mortgage Loan Document”) (without the presence of any factor that reasonably mitigates any such absence or non-conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the Responsible Repurchase Party to cure such Material

Document Defect, or, failing that, replace or repurchase the related Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein.

A “Material Breach” shall be any breach that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in the affected Mortgage Loan. A “Material Document Defect” shall be any defect that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders, or any of them, in the affected Mortgage Loan, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates. Notwithstanding the foregoing, the absence of a Specially Designated Mortgage Loan Document following the date and under the circumstances specified with respect to such Specially Designated Mortgage Loan Document in the first sentence of Section 2.03(c) of the Pooling and Servicing Agreement, which absence results from the failure of the related Mortgage Loan Seller to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, shall also constitute a Material Document Defect.

Notwithstanding the foregoing provisions of this Section 5(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Document Defect provided in the preceding paragraph, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust, the Mortgage Loan Seller and the Special Servicer on behalf of the Trust, and with the consent of the Directing Certificateholder to the extent neither a Control Termination Event nor a Consultation Termination Event has occurred and is then continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser that would be deemed sufficient to compensate the Purchaser for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Document Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Section 860G(a)(3) of the Code, may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Document Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Document Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Breach or Material Document Defect.

The Mortgage Loan Seller agrees that, with respect to any Non-Serviced Whole Loan, any “Document Defect” (or analogous term) under the related Non-Trust Pooling and Servicing Agreement shall constitute a Material Document Defect under this Agreement; provided, however, that the foregoing shall not apply to any Defect related solely to the promissory note for any related Non-Serviced Companion Loan.

The remedies provided for in this subsection with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

If (x) a Defective Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Mortgage Loan is part of a Crossed Mortgage Loan Group and (z) the applicable Defect or Breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Mortgage Loan(s) that are a part of such Crossed Mortgage Loan Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Defect or Breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the Responsible Repurchase Party shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Defect or Breach:

(A)          the Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee, the Master Servicer and the Special Servicer an Opinion of Counsel to the effect that such Responsible Repurchase Party’s repurchase of only those Mortgage Loans as to which a Material Breach or Material Document Defect, as the case may be, has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 5(a) will not result in an Adverse REMIC Event or any impairment of the status of the Grantor Trust as a “grantor trust” under subpart E, part I of subchapter J of the Code or the imposition of a tax upon the Grantor Trust Pool or any of its assets or transactions (any such impairment an “Adverse Grantor Trust Event”) under the Pooling and Servicing Agreement; and

(B)           all of the following conditions would be satisfied if the Responsible Repurchase Party were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(i)            the debt service coverage ratio for all such Other Crossed Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the Affected Loan(s)) set forth in Annex A-1 to the Prospectus, (B) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

(ii)           the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a percentage (taken to one decimal place), for the Crossed Mortgage Loan Group (including the Affected Loan(s)) set forth in Annex A-1 to the Prospectus plus 10%, (B) the loan-to-value ratio, expressed as a percentage (taken to one decimal place) for the Crossed Mortgage Loan Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(iii)          the exercise of remedies against the Primary Collateral of any such Mortgage Loan in the Crossed Mortgage Loan Group shall not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Crossed Mortgage Loan Group.

The determination of the Master Servicer or the Special Servicer, as applicable, as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer or the Special Servicer, as applicable, will be entitled to cause to be delivered, or direct the Responsible Repurchase Party to (in which case the Responsible Repurchase Party shall) cause to be delivered, to the Master Servicer or the Special Servicer, as applicable, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the Responsible Repurchase Party if the scope and cost of the Appraisal is approved by the Responsible Repurchase Party and the Directing Certificateholder (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Crossed Mortgage Loan Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust will continue to hold the Other Crossed Loans, the Responsible Repurchase Party and the Purchaser agree to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties shall forbear from exercising such remedies unless and until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans in a Crossed Mortgage Loan Group shall be allocated between the Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Crossed Mortgage Loan Group.

All costs and expenses incurred by the Trustee and the Master Servicer or the Special Servicer, as applicable, with respect to any Crossed Mortgage Loan Group pursuant to the second preceding paragraph and the second and third sentences of the preceding paragraph shall be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced.

(b)          Whenever one or more Qualified Substitute Mortgage Loans are substituted for a Defective Mortgage Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies or such Qualified Substitute Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Defective Mortgage Loan that is purchased or repurchased, as the case may be, or replaced with one or more Qualified Substitute Mortgage Loans (a “Deleted Mortgage Loan”) (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of one or more Qualified Substitute Mortgage Loans for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(c)           The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Qualified Substitute Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Mortgagor of the retransfer of such Deleted Mortgage Loan. In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the Master Servicer and the Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the Master Servicer and the Special Servicer of, any portion of the related Servicing File, together with any Escrow Payments, reserve funds and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)           It is understood and agreed that, subject to the next paragraph and subject to the dispute resolution provisions of Section 2.03 of the Pooling and Servicing Agreement, the obligations of the Responsible Repurchase Party set forth in this Section 5 to cure a Material Breach or a Material Document Defect, or to repurchase or replace or make a Loss of Value Payment or other required payment in respect of the related Defective Mortgage Loan(s), as the case may be, constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Defect or Breach in respect of any Mortgage Loan; provided that this limitation shall not in any way limit the Purchaser’s rights or remedies upon breach of any representation or warranty or covenant by the Mortgage Loan Seller set forth in this Agreement (other than those set forth in Exhibit C).

Notwithstanding the foregoing, to the extent (but only to the extent) that (A) the Mortgage Loan Seller specifically represents in the representations and warranties set forth in Exhibit C attached hereto that the Mortgagor under a Mortgage Loan is required to pay, or that the lender is entitled to charge the Mortgagor for, a cost or expense associated with the subject matter of such a representation and warranty set forth in Exhibit C, (B) such representation and warranty is untrue with respect to such cost or expense, (C) such cost or expense is actually incurred or borne by the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan), (D) the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan) exercises efforts consistent with the Servicing Standard and the related Mortgage Loan documents to collect such cost or expense from the Mortgagor and (E) the Mortgagor does not pay such cost or expense at or before the conclusion of the efforts described in the preceding clause (D), then the Responsible Repurchase Party hereby covenants and agrees (it being the intention of the parties that all, and not less than all, of the conditions described in the preceding clauses (A), (B), (C), (D) and (E) shall be precedent to such covenant and agreement) to (i) pay such cost or expense within 90 days following a direction by the Trustee, the Master Servicer or the Special Servicer to do so and (ii) the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan. Also notwithstanding the foregoing, the remedy described in the immediately preceding sentence shall constitute the sole remedy available to the Trustee and any other affected Person with respect to any breach of any representation described in clause (A) of the immediately preceding sentence, the Responsible Repurchase Party shall not otherwise have any obligation to cure such a breach and the Responsible Repurchase Party shall not have any obligation to repurchase or replace the affected Mortgage Loan.

(e)           The Mortgage Loan Seller acknowledges and agrees that the Purchaser shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage

Loan Seller or any party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)            The Mortgage Loan Seller will provide the Responsible Repurchase Party copies of any Rule 15Ga-1 Notice delivered to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Seller (to the extent it receives any request or demand, whether oral or written, that a Mortgage Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Purchaser: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a Rule 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral, between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Resolution Period, or, if applicable, any Resolution Extension Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Purchaser, such other information in the Seller Request Recipient’s possession as would be necessary to permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means. Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) business day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as practicable after such request is made. Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person. Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Resolution Period or a Resolution Extension Period, the expiration date of such Initial Resolution Period or, if applicable, a Resolution Extension Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)           Each of the Mortgage Loan Seller and the Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Purchaser with any

Rule 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any Rule 15Ga-1 Notice delivered to Mortgage Loan Seller or the Purchaser under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a Rule 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Document Defect or Material Breach or knowledge on the part of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Document Defect or Material Breach or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Document Defect or Material Breach.

(h)           The Mortgage Loan Seller shall provide to the Purchaser relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) business days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, the Depositor shall provide or cause to be provided to the Mortgage Loan Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for the Mortgage Loan Seller to prepare any such Form ABS-16G.

(i)            The Purchaser shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) business days prior to the date such Form ABS-15G is required to be filed with the Commission. The Trust’s CIK# is [_____].

Section 6.               Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at [TIME], New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)             All of the representations and warranties of the Mortgage Loan Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii)            All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller as a third party beneficiary thereunder), to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)           The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv)           The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v)           All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi)          The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii)         The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii)        Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms;

(ix)           The Commission shall not have issued any stop order suspending the effectiveness of the Purchaser’s Registration Statement; and

(x)            [The Mortgage Loan Seller shall have executed and delivered the Credit Risk Retention Compliance Agreement.] [Applicable to offerings on or after December 24, 2016]

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7.              Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i)            This Agreement, duly executed by the Purchaser and the Mortgage Loan Seller;

(ii)           Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii)          (A) The organizational documents of the Mortgage Loan Seller, including the bylaws and, if applicable, resolutions of the board of directors, authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, the authenticity and completeness of such documents to be certified as of the Closing Date by the Secretary of the Mortgage Loan Seller and dated the Closing Date, (B) the documents described in clause (iv) of this Section 7, the authenticity of which to be certified as of the Closing Date by the Secretary of the Mortgage Loan Seller, and (C) an incumbency certificate executed by an officer of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date;

(iv)          A certificate of good standing with respect to the Mortgage Loan Seller issued by each of the New York State Department of Financial Services and the French Republic not earlier than 15 days prior to the Closing Date, and upon which the Interested Parties may rely;

(v)           A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(vi)          A written opinion of in-house or independent counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the Mortgage Loan Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(vii)         A written opinion of special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the enforceability of this Agreement against the Mortgage Loan Seller;

(viii)        A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser (only with respect to the Preliminary Private Placement Memorandum), the Underwriters (only with respect to the Preliminary Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Preliminary Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Preliminary Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the

related borrowers or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading;

(ix)           A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB;

(x)            Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

(xi)           One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, the Purchaser, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan-related documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the

Prospectus and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xii)          If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Exchange Act; and

(xiii)         Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8.               Additional Reporting Under Regulation AB. With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall provide to the Purchaser and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Exhibit BB or Exhibit CC to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely as in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Exhibit DD of the Pooling and Servicing Agreement). In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Purchaser, the Certificate Administrator and the Mortgage Loan Seller. In each case, such delivery shall be made not later than 5 calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than [DATE] of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”). In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder.

Section 9.              Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate Cut-off Date Principal Balance of all the Mortgage Loans represents as to the aggregate Cut-off Date Principal Balance of all the Mortgage Loans (the “Cut-off Date Pool Balance”)) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (x) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10.            Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at [NOTICE ADDRESSES], or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing, or, if to the Mortgage Loan Seller, addressed to the Mortgage Loan Seller at [NOTICE ADDRESSES], or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

Section 11.            Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 12.            Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13.            Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.             Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM,

SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15.             Further Assurances. The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16.             Successors and Assigns. The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Purchaser is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their respective successors and permitted assigns.

Section 17.            Information. The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18.            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated [DATE] between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

Section 19.             Recognition of U.S. Special Resolution Regimes.

(a)           In the event any party to this Agreement that is a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)           In the event that any party to this Agreement that is a Covered Party or any BHC Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.              Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)           Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 19, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 7.5, or 12 C.F.R. § 382.4, as applicable.

(b)           After a BHC Affiliate of a party that is a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

[MORTGAGE LOAN SELLER]

By:
Name:
Title:

SG COMMERCIAL MORTGAGE SECURITIES, LLC

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF MORTGAGE LOANS

Exh. A-1

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOAN SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the Closing Date:

(a)           The Mortgage Loan Seller is a [TYPE OF ORGANIZATION] duly organized, validly existing and in good standing under the laws of the [JURISDICTION].

(b)           The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)           The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)           The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)            No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

Exh. B-1-1

(g)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)           The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)            The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)            The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)           After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)            The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)          No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)           The principal offices of the Mortgage Loan Seller in the United States are located in the [LOCATION].

(o)           The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh. B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the Closing Date:

(a)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of [STATE].

(b)           The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)           The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)            The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(g)           The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a

Exh. B-2-1

copy of the final draft of each such Form 15G to the [Underwriters and Initial Purchasers] at least [__] business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

Exh. B-2-2

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Exh. C-1

Exhibit C-32-1

List of Mortgage Loans with Current Mezzanine Debt

Exh. C-32-1-2

Exhibit C-32-2

List of Mortgage Loans with Permitted Mezzanine Debt

Exh. C-32-2-3

Exhibit C-32-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

Exh. C-32-3-1

Exhibit C-43-1

List of Mortgage Loans with Environmental Insurance

Exh. C-43-1

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A. Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

Sch. C-1

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

[SELLER]

ASSISTANT SECRETARY’S CERTIFICATE

I, [_____], an Assistant Secretary of [SELLER], a [TYPE OF ORGANIZATION] (the “Mortgage Loan Seller”), HEREBY CERTIFY that:

1.       Attached hereto as Exhibit A is a true and complete copy of the [Articles of Association of the Mortgage Loan Seller], which are in full force and effect on the date hereof.

2.       Attached hereto as Exhibit B is a true and correct copy of the [By-laws of the Mortgage Loan Seller], which are in full force and effect on the date hereof.

3.       Attached hereto as Exhibit C is a true and complete copy of resolutions relating to loan sales and securitizations duly adopted by the Board of Directors of the Mortgage Loan Seller as of [DATE]. Such resolutions have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.

4.       [OFFICER] who, as an officer or representative of the Mortgage Loan Seller, signed (i) the Mortgage Loan Purchase Agreement dated as of [DATE] between the Mortgage Loan Seller, as seller, and [SG Commercial Mortgage Securities, LLC], as purchaser (the “Purchaser”) and (ii) the Indemnification Agreement dated as of [DATE], between the Mortgage Loan Seller, the Purchaser, [UNDERWRITER], [UNDERWRITER], and [UNDERWRITER] (iii) an Underwriting Agreement dated as of [DATE] between the Mortgage Loan Seller, the Purchaser, [UNDERWRITER], [UNDERWRITER] and [UNDERWRITER], and (iv) a Certificate Purchase Agreement dated as of [DATE], between the Mortgage Loan Seller, the Purchaser, [UNDERWRITER], [UNDERWRITER], and [UNDERWRITER], and any other document delivered in connection with the transactions contemplated thereby was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

5.        As of the date of such signing and delivery of such documents, [OFFICER] was a duly appointed, qualified and acting officer of the Mortgage Loan Seller, his correct title appears beside his name, and on said date he was duly authorized to act on behalf of the Mortgage Loan Seller as set forth in Exhibit C.

IN WITNESS WHEREOF, I have signed this Certificate as of [DATE].

Name:
Title:

Exh. D-1-1

EXHIBIT D-2

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by [MORTGAGE LOAN SELLER] of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of [DATE] (the “Mortgage Loan Purchase Agreement”) between [MORTGAGE LOAN SELLER], as seller, and SG Commercial Mortgage Securities, LLC, as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of [MORTGAGE LOAN SELLER] in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) [MORTGAGE LOAN SELLER] has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of [MORTGAGE LOAN SELLER]. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this [DATE].

[MORTGAGE LOAN SELLER]

By:
Name:
Title:

Exh. D-2-1